Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S 3 of our report dated January 31, 2003, except for Note 22, which is as of March 27, 2003, relating to the financial statements and financial statement schedule, which appears in Chordiant Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
February 9, 2004